                                                                  EXHIBIT 10(ii)


Must be Executed by Property Owner and
Developer and Returned to the District
on or Before: 12/08/2000                                    Agreement No. 106298


                             CONSTRUCTION AGREEMENT


      THIS AGREEMENT, made and entered into by and between the Las Vegas Valley Water District, a quasi-municipal corporation of the State of Nevada, hereinafter called "District", Party of the First Part, and FITZGERALDS LAS VEGAS, INC., whose address is 301 Fremont Street, Las Vegas, NV 89101, hereinafter called "Property Owner", Party of the Second Part, and E-THREE CUSTOM ENERGY SOLUTIONS, LLC, whose address is 6655 W. Sahara Avenue, Suite B102, Las Vegas, NV 89145, hereinafter called "Developer", Party of the Third Part, WITNESSETH:


                                    RECITALS

      WHEREAS, District is engaged in the business of distributing potable water in the City of Las Vegas, Nevada, and portions of the County of Clark, State of Nevada; and

      WHEREAS, Property Owner is the owner of property generally located on the northwest corner of Carson Avenue and 4th Street, and further referenced as Clark County Assessors Parcel Numbers 139-34-610-038 and 139-34-610-039; and

      WHEREAS, Developer is engaged in the development of the above-described real property and is desirous of installing water facilities to said property; and

      WHEREAS, District is willing to permit the installation of water facilities with the understanding that there is no commitment for future water service granted under this Agreement; and

      WHEREAS, Developer is willing to construct at its sole cost and expense the water facility(s) and appurtenances.

      Now, this Agreement WITNESSETH:


                                   ARTICLE I

DEVELOPER AND PROPERTY OWNER AGREE:

   1. At Developer's sole cost and expense to furnish all necessary materials, labor, and equipment for the construction of the water main(s), fire hydrants and laterals, service connections, backflow prevention assemblies, and appurtenances, from the main to the point where the water being delivered leaves the piping owned by the District hereinafter called "water facilities", shown on that certain plan or plans, entitled:


                           CITY CENTER CHILLER PLANT
                                  Utility Plan

   2. That said water facilities shall be constructed in the locations shown, and in accordance with the above-mentioned plan or plans, as approved by the District, and in conformance with District specifications.

   3. That all work shall be subject to inspection by an authorized representative of the District and the District shall be notified sufficiently in advance of any work to be undertaken, in order that necessary inspection can be arranged.

   4. To comply with the District's Service Rules that are in force on the effective date of this Agreement including those sections pertaining to the water commitment process and construction of the water facilities identified in
Article I, paragraph 1 above.

   5. At Developer's sole cost and expense, to perform all survey work necessary to ensure installation of the water facilities at the location and to the grades called for in the plans.



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                                                            Agreement No. 106298



    6. At Developer's sole cost and expense, to disinfect and pressure test all water facilities to the satisfaction of the District and the health authorities having jurisdiction.

    7. That connections to existing mains shall be made only in the presence of an authorized representative of the District and at the times specified by the District.

    8. That all water facilities shall be located outside of driveways, driveway approaches, or other areas subject to vehicular traffic. In the event any water facilities are located within those areas either inadvertently or otherwise, the Developer shall cause such water facilities to be relocated outside of the driveways, driveway approaches or other areas described above, in accordance with District's requirements, or shall reimburse the District for the cost of relocating said water facilities. If extraordinary conditions exist that would prevent compliance with this requirement, Developer may submit to the District a written request for a waiver of this requirement pursuant to the District's Service Rules.

    9. To furnish to the District easements, in a form satisfactory to the District, where water facilities are approved to be installed in other than dedicated streets or alleys. Said easements to be not less than twenty (20) feet in width and perpetual. The conditions of said easements shall be such that no building, structures, trees, shrubs, or other improvements which would interfere with its use by District can be placed upon it, that District will have the right to operate, maintain, repair, replace, and/or change the size and/or number of water facilities; and that proper access to all parts of the easement by District forces and equipment is provided. The conditions of said easements shall further provide that the property owner agrees to pay any and all costs incurred by the District to make and/or maintain said easements accessible to the District. It may be provided that other utility lines can be installed in said easement, so long as they do not interfere with its use by District, and are in compliance with state laws and regulations.

    10. Should any defective material or workmanship affecting the water facilities installed by Developer be disclosed within one (1) year of the date of completion and acceptance of the water facilities by the District, Developer shall immediately cause the defect to be corrected, or shall reimburse District for its cost to correct said defect. For the purpose of this Agreement, failures including, but not limited to, any leak or break in the water facilities, or any pavement settlement, shall be considered conclusive evidence of defective materials and/or workmanship. Any corrective actions by Developer shall themselves be warranted for a one (1) year period. If the Developer fails to reimburse District for cost of repairs, subsequent projects will not be approved until all reimbursements are paid.

    11. That upon completion of construction of the work and acceptance of the work by the District, to furnish a Bill of Sale for the water facilities identified in Article I, paragraph 1 above, conveying to the District all rights, title, and interest in all the water facilities and to certify that the water facilities will be free of liens and other encumbrances.

    12. That any of the water facilities installed under this Agreement, once disinfected and tested to the satisfaction of the District and once connected to existing District facilities, may be used by the District to deliver water to real property other than that of the Property Owner.

    13. To indemnify, defend and hold the District harmless from any and all claims, demands, liens, actions, damages, costs, expenses and attorneys' fees based upon or arising out of alleged acts or omissions of the Developer, Property Owner, or its officers, employees, agents, contractors, licensees or invitees during the construction and installation of the water facilities. As a material part of the consideration for this Agreement, the Developer and Property Owner hereby assumes all risk of injury to persons and damage to property resulting from the construction of the water facilities from any source and to whomever belonging, except to the extent caused by willful or negligent acts of the District or its agents and hereby waives all claims in respect thereof against the District and agrees to defend and hold the District harmless from and against any such claims by others. The District shall not be liable or responsible for the loss of or damage to any of the Developer or Property Owner's property, or that of its employees, customers or invitees, resulting from burglary, theft or vandalism; nor shall the District be liable for loss of or damage or injury to persons or property occurring during the construction of the water facilities for any cause, or under any circumstances, except to the extent caused by or resulting from the willful or negligent acts of the District or its agents.



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

                                                            Agreement No. 106298

     14. That all water delivered through the service connections will be metered and the developer is responsible for all bills for water until such time as the first occupant activates the water service account with the District's Customer Service Division.

     15. If the District discovers that water is being taken through an unmetered service connection, the Developer shall pay, within twenty days from the billing date, the District's bill for estimated quantities of water taken, as determined solely and exclusively by the District. The Developer understands that payment under this section does not act as a defense to any criminal violations he may be charged with for the taking of water.

     16. That installation of said water facilities does not assure or guarantee that a complete water service will be available in the future. Until such time as a complete service connection is approved by the District and a water commitment is obtained, no water may be taken from the water facilities installed under this agreement. This agreement does not grant Developer or Property Owner any property right in a water service to the subject property. Developer and Property Owner further agrees to be bound by any current or future water commitment regulation which the District may establish.

     17. That the Developer, Property Owner, and their officers, employees, agents, contractors, licensees or invitees, at the Developer's and Property Owner's sole cost and expense, shall at all times comply with all applicable laws, ordinances, statutes, rules, acts or regulations in effect or that become in effect during the time work is performed under this Agreement, including but not limited to those laws outlined by the Endangered Species Act of 1973 and The Clark County Desert Conservation Plan, August 1, 1995.

     18. That the Developer is fully responsible for ensuring no harm comes to any tortoises found on the work site, unless it is unavoidable. Tortoises will not be intentionally killed, harmed or taken for private use. In the event that a desert tortoise is encountered on the work site, the Clark County Pick-up Service shall be called at (702) 593-9027.

     19. That in the event of abandonment or cessation of construction of the water facilities for one year, prepaid installation fees and other charges may be used by the District to pursue completion of all or part of the water facilities as provided in the District Service Rules.

     20. That at such time as the District accepts and approves an application for water service to said real property, the Developer will be required to pay all applicable fees, charges and deposits in accordance with the Service Rules that are in effect at the time the application for water service is approved.

     21. That the Developer or his successors and assigns will make a separate application for water service from the water facilities described in Article I, paragraph 1 above in accordance with the District's Service Rules in effect at that time.

     22. The District, its officers and employees shall be immune for any breach of this Agreement caused by an incorrect date being produced, calculated or generated by a computer or other information system that is owned or operated by the District, its officers or employees, regardless of the cause of the error (reference NRS 41.0321).

                                   ARTICLE II

DISTRICT AGREES:

     1. That upon completion of construction of the water facilities, acceptance of same by the District, and fulfillment by the Developer and Property Owner of all requirements of this Agreement to operate and maintain the water facilities installed pursuant to this Agreement in accordance with the District's Service Rules as the same are established and amended.

     2. That construction water may be provided through metered fire hydrants in accordance with the District's Service Rules.


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                                                            Agreement No. 106298

                                  ARTICLE III

IT IS MUTUALLY AGREED:

     1. The above described property shall have no water commitment by virtue of the installation of the water facilities. Future use of said facilities requires that a water commitment be obtained from the District before the facilities can be utilized.

     2. That this Agreement shall inure to the benefit of, and be binding upon, the respective parties hereto and their successors and assigns. Assignments must be completed on forms provided by the District, and a fully executed original must be provided to the District.

     3. That the effective date of this Agreement is the date that the Agreement is formally executed by the District.

     4. That this Agreement shall terminate if construction of the water facilities covered by the plan or plans identified in Article I, paragraph 1 of this Agreement is not started within one (1) year from the date of District approval of said plan or plans; or if such construction is commenced within said one (1) year period, but is not diligently prosecuted to completion within 2 years from the date of the plan approved. Termination under this paragraph shall occur upon the District's written notice that Developer has not followed the conditions of this Agreement.

     5. That all water facilities installed under this Agreement shall be and remain the exclusive property of the District, and shall become a part of the District's general water distribution system after acceptance by the District.

     6. That if this Agreement terminates in accordance with Article III, paragraph 4 of this Agreement, right, title and interest of all or any portion of water facilities installed, as determined solely and exclusively by the District, shall become the exclusive property of the District for the District to use, modify, or to dispose of as the District deems appropriate.

     7. That in the event a portion of the water facilities are constructed but this agreement terminates, the above described property shall have no water commitment by virtue of the installation of the water facilities. Requests for future use of said facilities, if retained in place, may require that a new water commitment be obtained before the facilities can be utilized.

     8. That for the purpose of making refunds or any notifications that may be required by this Agreement, the Developer's address and Property Owner's address are as identified on page 1 of this Agreement, and it is the Developer's and Property Owner's responsibility to notify the District in writing of a change in address.

     9. That noncompliance or violation of the District's Service Rules or any provision of this Agreement by Developer or its officers, employees, agents, contractors, licensees or invitees shall be cause for the District, at its sole discretion, to revoke construction approval of the water facilities without challenge by Developer and without liability for any damages caused by said revocation.

     10. That all parties are acquainted with the provisions of the applicable District Service Rules in force on the effective date of this Agreement.

     11. That failure of the District to enforce any provision of this Agreement shall not constitute a waiver by the District, and the District may choose to enforce any breach of this Agreement at any time.

     12. That this agreement may be recorded by the District as an "Official Record" in the office of the Recorder for Clark County, Nevada.

     13. This Agreement is intended solely for the benefit of the District and Developer and is not intended to benefit, either directly or indirectly, any third party or member(s) of the public at large. Any promise by the District to refund connection charges to Developer is solely for the benefit of the Developer.

                                  Page 4 of 6



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     14.  The laws of the State of Nevada shall govern as to the interpretation, validity and effect of this Agreement.

     15. That each party hereto warrants to the other that it, and its signatory hereunder, it duly authorized and empowered to execute this Agreement and to bind said party to the terms of this Agreement.

     IN WITNESS WHEREOF, the Property Owner has executed this Agreement on the ____ day of ________,_____.


PROPERTY OWNER:
Fitzgeralds Las Vegas, Inc.


/s/ WILLIAM J. NOONAN III
---------------------------------------------------------
William J. Noonan III, Vice President and General Manager




STATE OF NEVADA )
                ) ss.
COUNTY OF CLARK )



     On 1/4/2000, before me, the undersigned, a NOTARY PUBLIC, in and for said County and State, personally appeared William J. Noonan known to me to be the person described in and who executed the foregoing instrument and who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.




WITNESS my hand and official seal.
              [SEAL]
 Notary Public - State of Nevada
         COUNTY OF CLARK
          ANN M. DILLON
      My Appointment Expires
        September 23, 2001
                                                       /s/ ANN M. DILLON
-----------------------------                    ------------------------------
Notary Stamp/Seal                                        Notary Public






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                                                            Agreement No. 106298


     IN WITNESS WHEREOF, the Developer has executed this Agreement on the 5th day of January, 2000.


DEVELOPER:
e-Three Custom Energy Solutions, LLC



/s/ STEVEN S. BOSS
--------------------------------------
Steven Boss, Manager


STATE OF NEVADA    )
                   )  ss.
COUNTY OF CLARK    )


     On January 5th, 2000, before me, the undersigned, a NOTARY PUBLIC, in and for said County and State, personally appeared Steven S. Boss known to me to be the person described in and who executed the foregoing instrument, and who acknowledged to me that_he_executed the same freely and voluntarily and for the uses and purposes therein mentioned.

     WITNESS my hand and official seal.



              [SEAL]
Notary Public - State of Nevada                   Emily A. Robins
        COUNTY OF CLARK                   -------------------------------
        EMILY A. ROBINS                            Notary Public
     My Appointment Expires
         July 19, 2000

--------------------------------
       Notary Stamp/Seal



     THIS AGREEMENT shall be in full force and effect as of the 8th day of February, 2000, when it was duly signed by the proper officer of the Las Vegas Valley Water District.



ATTEST:                                 LAS VEGAS VALLEY WATER DISTRICT



/s/ [Illegible]                         /s/ [Illegible]
----------------------------            ---------------------------------
Assistant Secretary                     Secretary



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